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                                  EXHIBIT 16(a)


EXHIBIT 16(a) TO FORM 8-K



April 11, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 8, 2002 of Entertainment Properties Trust and are in agreement with the statements contained in the first, second, fourth, sixth and seventh paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained herein.


                                         /s/ Ernst & Young LLP